Exhibit 10.1

Certain exhibits and schedules have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request, however the registrant may request confidential treatment of omitted items.

ALX ONCOLOGY HOLDINGS INC.

SEPARATION AGREEMENT AND RELEASE

This Separation Agreement and Release (“Agreement”) is made by and between Jaume Pons, Ph.D. (“Employee”) and ALX Oncology Holdings Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Employee was employed by the Company;

WHEREAS, Employee entered into a confirmatory employment letter with the Company dated September 5, 2023 (the “Employment Letter”);

WHEREAS, Employee signed a confidentiality agreement with ALX Oncology Holdings Inc. (the “Confidentiality Agreement”);

WHEREAS, Employee is party to a Change in Control and Severance Agreement with the Company executed by the parties on July 9, 2020 (the “CIC Agreement”), and Employee’s separation from employment is a Qualifying Termination as defined in the CIC Agreement;

WHEREAS, the Company granted Employee certain awards of stock options (“Options”) to purchase shares of the Company’s common stock (“Shares”) and restricted stock units (“RSUs”) covering Shares (each, an “Award,” and collectively, the “Awards”), under the Company’s Amended and Restated 2020 Equity Incentive Plan, as amended from time to time (the “Plan”), and applicable award agreements thereunder including any amendments thereto, as set forth in Schedule I attached hereto (such award agreements and any amendments thereto, together with the Plan, the “Award Documents”);

WHEREAS, the Company terminated Employee’s employment with the Company effective April 15, 2025 (the “Termination Date”); and

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Employee may have against the Company and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Employee’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Employee hereby agree as follows:

COVENANTS

1.
Consideration.
a.
Payment. The Company agrees to pay Employee a total of $650,000, less applicable withholdings, within ten (10) business days after the Effective Date (as defined further below).
b.
COBRA. Subject to Employee timely electing continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will make direct payments of the COBRA premiums for continued coverage under the Company’s group health, dental and vision coverage for Employee and any of Employee’s eligible dependents, as applicable, following the Termination Date until the earliest of: (i) twelve (12) months following the Termination Date, (ii) the date on which Employee and Employee’s eligible dependents (as applicable) become covered under similar plans, or (iii) the expiration of Employee’s (and any of Employee’s eligible dependents’, as applicable) eligibility for continuation coverage under COBRA. Employee agrees Employee will notify the Company in writing immediately upon Employee and any of Employee’s eligible dependents, as applicable, becoming covered under such similar plans. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide such Company-paid COBRA benefits without potentially violating, or being subject to an excise tax under, applicable law (including, without limitation, Section 2716 of the Public Health Service Act), then in lieu of such benefits, the Company will provide Employee a taxable monthly payment payable on the last day of a given month (except as provided by the immediately following sentence) in an amount equal to the monthly COBRA premium that Employee would be required to pay to continue Employee’s group health coverage in effect on the Termination Date (which amount will be based on the premium rates applicable for the first month of COBRA coverage for Employee and Employee’s eligible dependents, if any), which payments will be made regardless of whether Employee elects COBRA continuation coverage, will commence in the month following the month of the Termination Date and continue until the month that is twelve (12) months following the month of the Termination Date, and will be subject to any applicable withholdings. Notwithstanding anything to the contrary under this Agreement, if the Company determines in its sole discretion at any time that it cannot provide such COBRA benefits described in this subsection b. without violating applicable law or being subject to an excise tax under applicable law (including without limitation Section 2716 of the Public Health Service Act), Employee will not receive any such benefits under this subsection b.
c.
Vesting Acceleration. Employee and the Company acknowledge and agree that as of the Termination Date, Employee will have vested as to only that portion of the Awards as set forth in Schedule I attached hereto under the column titled “Number of Shares subject to Award vested through Termination Date.”. As of the Effective Date, a portion of the Awards shall become immediately vested as to such number of Shares as set forth in Schedule I attached hereto under the column titled “Number of Shares subject to Award that accelerate vesting pursuant to Section 1.c. of Agreement” (which is intended to reflect the number of Shares that would have vested under the applicable Awards that vest based on continued service (and for clarity, not based on any performance-based metrics) had Employee remained employed with the Company through April 15, 2026). For purposes of clarity, such RSUs will be subject to any applicable tax withholdings and, unless determined otherwise by the administrator of the Plan in accordance with the applicable Award Documents, any applicable tax withholdings will be satisfied by withholding otherwise deliverable Shares under such RSUs having a fair market value equal to the amount necessary to meet such withholding obligations with respect to the RSUs. The exercise of Employee’s vested Options shall continue to be governed by the terms and conditions of the applicable Award Documents except as otherwise expressly set forth in this Agreement.
d.
Option Post-Termination Exercise Period Extension. As of the Effective Date, each Option, to the extent vested as of the Termination Date or subject to or eligible for vesting acceleration in accordance with subsection c. above or subsection e. below, shall be amended to provide that such Option shall be exercisable, to the extent such Option is or becomes vested, until April 15, 2026, subject to earlier termination in accordance with the Award Documents and provided that in no event may any Option be exercised beyond the maximum term applicable to such Option. Employee acknowledges and agrees that the foregoing is an amendment of the Options that constitutes a “modification” of the Options, resulting in the deemed re-grant of the Options for purposes of the rules governing incentive stock options (“ISOs”) under Section 422 of the Internal Revenue Code (the “Code”). Employee further acknowledges and agrees that amending any Options that are intended to qualify as ISOs pursuant to this amendment will result in such Options being converted into non-statutory stock options for tax purposes as of the Effective Date (“NSOs”)

to the extent the Options do not satisfy all of the qualification requirements for ISO status as of such amendment date. Upon the exercise of any NSOs, Employee will be treated as having received compensation income from the Company (taxable at ordinary income tax rates) equal to the excess, if any, of the aggregate fair market value of the exercised Shares on the date of exercise over their aggregate exercise price. In that case, in addition to the payment of the aggregate exercise price, Employee’s exercise of the NSOs is conditioned on payment to the Company of any applicable federal, state, and/or local withholding obligations arising in connection with such exercise. Employee acknowledges and agrees that Employee remains solely responsible for all employee-related withholdings associated with the exercise of any Options. Employee further acknowledges that the Company has advised Employee to consult with Employee’s own tax adviser regarding the tax status of the Options and the tax consequences to Employee of Employee’s exercise of the Options and disposition of any Shares acquired upon such exercise.
e.
Change in Control. If a Change in Control (as defined in the CIC Agreement) occurs within three (3) months following the Termination Date, then the Company will provide Executive an additional lump sum cash payment in an amount equal to $861,250, less any applicable withholdings, which will be paid on or within thirty (30) days following the date of the Change in Control. Further, any Awards that are outstanding and unvested as of the Termination Date and that do not vest pursuant to subsection c. above (the “Unvested Awards”) will remain outstanding and unvested until the earlier of (x) a Change in Control or (y) the date three (3) months following the Termination Date (the “3-Month Deadline Date”); provided that in no event will any Unvested Awards that are options (“Unvested Options”) remain outstanding beyond its maximum term to expiration. If a Change in Control occurs by the 3-Month Deadline Date, then as of immediately prior to such Change in Control, any then outstanding Unvested Awards that constitute Time Awards will accelerate vesting in full, and the post-termination exercise period provided under subsection d. above will apply to any such Unvested Options that vest. For purposes of this subsection e., “Time Award” means any Unvested Award (or portion thereof) that as of immediately prior to the Change in Control, is not subject to the achievement of any performance-based or other similar vesting criteria (for clarity, which thus includes any performance-based RSUs or portion thereof that has become eligible to vest upon a certification thereunder of performance in connection with the Change in Control but excludes any performance-based RSUs or portion thereof for which performance has been deemed not met pursuant to such certification, which instead will be forfeited without having vested). If no Change in Control occurs by the 3-Month Deadline Date, the Unvested Awards automatically and permanently will be forfeited as of the end of the 3-Month Deadline Date without having vested. For purposes of clarity, except as provided in subsection c. above and this subsection e., all Awards will cease vesting as of the Termination Date, and no additional vesting will occur with respect to any Unvested Awards, including without limitation, notwithstanding any other continued service with the Company or any applicable affiliates thereof. Any RSUs that accelerate vesting in accordance with this subsection e. will be settled by the Company no later than the sixtieth (60th) day following the Termination Date, or if later, on a date on or before the completion of a Change in Control. For purposes of clarity, such RSUs will be subject to any applicable tax withholdings and, unless determined otherwise by the administrator of the Plan in accordance with the applicable Award Documents, any applicable tax withholdings will be satisfied by having the Company withhold otherwise deliverable Shares under such RSUs having a fair market value equal to the amount necessary to meet such withholding obligations with respect to the RSUs. Section 7 of the CIC Agreement is incorporated herein by reference and made a part of this Agreement.
f.
Acknowledgement. Employee acknowledges that without this Agreement, Employee is otherwise not entitled to the consideration listed in this Section 1. Employee further acknowledges and agrees that this Agreement is a negotiated separation agreement for which consideration does not constitute, in whole or in part, a raise, bonus, employment, or continued employment. Employee further acknowledges and agrees that, notwithstanding anything to the contrary in any other agreement by and between the Company and Employee, Employee has no right, title, or interest in any severance benefits not set forth in this Section 1.

2.
Benefits. Employee’s health insurance benefits shall cease on the last day of the calendar month in which the Termination Date occurred, subject to Employee’s right to continue Employee’s health insurance under COBRA. Employee’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off ceased as of the Termination Date.
3.
Payment of Salary and Receipt of All Benefits. Employee acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has (to the extent applicable) paid or provided all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, equity-based awards, vesting, and any and all other benefits and compensation due to Employee.
4.
Release of Claims. Employee agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Employee by the Company, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Employee, on Employee’s own behalf and on behalf of Employee’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Employee signs this Agreement, including, without limitation:

a. any and all claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Equal Pay Act, the Fair Labor Standards Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, the California Family Rights Act, the California Labor Code, the California Workers’ Compensation Act, and the California Fair Employment and Housing Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the nonwithholding or other tax treatment of any proceeds received by Employee from the Company; and

h. any and all claims for attorneys’ fees and costs.

Employee agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Employee may have to unemployment compensation benefits.

5.
Acknowledgment of Waiver of Claims under ADEA. Employee understands and acknowledges that Employee is waiving and releasing any rights Employee may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Employee understands and agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee understands and acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled. Employee further understands and acknowledges that Employee has been advised by this writing that: (a) Employee should consult with an attorney prior to executing this Agreement; (b) Employee has forty-five (45) days within which to consider this Agreement; (c) as set forth in Exhibits A, B, and C herein, Employee has been advised in writing by the Company of the class, unit, or group of individuals covered by the reduction in force, the eligibility factors for the reduction in force, and the job titles and ages of all individuals who were and were not selected; (d) Employee has seven (7) days following Employee’s execution of this Agreement to revoke this Agreement; (e) this Agreement shall not be effective until after the revocation period has expired; and (f) nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Employee signs this Agreement and returns it to the Company in less than the 45-day period identified above, Employee hereby acknowledges that Employee has freely and voluntarily chosen to waive the time period allotted for considering this Agreement. Employee acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 45-day period.
6.
California Civil Code Section 1542. Employee acknowledges that Employee has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Employee, being aware of said code section, agrees to expressly waive any rights Employee may have thereunder, as well as under any other statute or common law principles of similar effect.

7.
No Pending or Future Lawsuits. Employee represents that Employee has no lawsuits, claims, or actions pending in Employee’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Employee also represents that Employee does not intend to bring any claims on Employee’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.
8.
Application for Employment. Employee understands and agrees that, as a condition of this Agreement, Employee shall not be entitled to any employment with the Company, and Employee hereby waives any right, or alleged right, of employment or re-employment with the Company. Employee further agrees not to apply for employment with the Company and not otherwise pursue an independent contractor or vendor relationship with the Company.
9.
Trade Secrets and Confidential Information/Company Property. Employee acknowledges that, separate from this Agreement, Employee remains under continuing obligations to the Company under the Confidentiality Agreement, including the provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information. Employee agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any Confidential Information of the Company, subject to the “Protected Activity Not Prohibited” Section below. Employee understands that “Confidential Information” means any Company or associated third party proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Company on whom Employee has called or with whom Employee became acquainted during the term of Employee’s employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to Employee by the Company either directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment. Employee further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Employee’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Further, Confidential Information does not include general knowledge, skill, and experience Employee has acquired during the course of or in connection with Employee’s employment with the Company or a former employer. Employee hereby grants consent to notification by the Company to any new employer about Employee’s obligations under this Section. Employee represents that Employee has not to date misused or disclosed Confidential Information to any unauthorized party. Employee’s signature below constitutes Employee’s certification under penalty of perjury that Employee has returned all documents and other items provided to Employee by the Company, developed or obtained by Employee in connection with Employee’s employment with the Company, or otherwise belonging to the Company (with the exception of a copy of the employee handbook and personnel documents specifically relating to Employee).
10.
No Cooperation. Subject to the “Protected Activity Not Prohibited” Section below, Employee agrees that Employee will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Employee agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” Section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Employee shall state no more than that Employee cannot provide counsel or assistance.

11.
Nondisparagement. Subject to the “Protected Activity Not Prohibited” Section below, Employee agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. Employee shall direct any inquiries by potential future employers to the Company’s human resources department.
12.
Protected Activity Not Prohibited. Employee understands that nothing in this Agreement shall in any way limit or prohibit Employee from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful. Notwithstanding the foregoing, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Employee further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. Any language in the Confidentiality Agreement regarding Employee’s right to engage in protected conduct that conflicts with, or is contrary to, this Section is superseded by this Agreement. In addition, pursuant to the Defend Trade Secrets Act of 2016, Employee is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Employee may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Employee’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Employee or the Company’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.
13.
Breach. In addition to the rights provided in the “Attorneys’ Fees” Section below, Employee acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Employee challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Company immediately to recover and/or cease providing the consideration provided to Employee under this Agreement and to obtain damages, except as provided by law.
14.
No Admission of Liability. Employee understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Employee unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.

15.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.
16.
ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EMPLOYEE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EMPLOYEE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EMPLOYEE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY. ANY CLAIMS EMPLOYEE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EMPLOYEE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN SAN FRANCISCO COUNTY, CALIFORNIA, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF THE CONFIDENTIALITY AGREEMENT, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.
17.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the consideration provided to Employee or made on Employee’s behalf under the terms of this Agreement. Employee agrees and understands that Employee is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Company and any penalties or assessments thereon. Employee further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Employee’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs.
18.
Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final Treasury Regulations and formal guidance thereunder, and any applicable state law equivalent, as each may be promulgated, amended or modified from time to time (“Section 409A”) and any ambiguities or ambiguous terms herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Payments under Section 1.a. of this Agreement will be made no later than December 31, 2025. Any RSUs that accelerate vesting under this Agreement will be settled no later than ten (10) days following the Effective Date, or if accelerated later than the Effective Date as a result of a Qualifying Termination that occurs prior to a Change in Control, on a date on or before the date of completion of the Change in Control, subject to any delay as may be required under the applicable Award Document or Section 6(d) of the CIC Agreement. Section 6(d) of the CIC Agreement is incorporated herein by reference and made a part of this Agreement. The Company and Employee will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to any payments or benefits, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Employee under Section 409A. In no event will Employee have any discretion to choose Employee’s taxable year in which any payments or benefits are provided under this Agreement. In no event will the Releasees have any responsibility, liability or obligation to reimburse, indemnify or hold harmless Employee for any taxes imposed, or other costs incurred, as a result of Section 409A.
19.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Employee represents and warrants that Employee has the capacity to act on Employee’s own behalf and on behalf of all who might claim through Employee to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.
20.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.
21.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.
22.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Employee concerning the subject matter of this Agreement and Employee’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Employee’s relationship with the Company, including without limitation the Employment

Letter and CIC Agreement (except as expressly provided otherwise herein), but excluding the Confidentiality Agreement and the Award Documents except as otherwise modified or superseded herein.
23.
No Oral Modification. This Agreement may only be amended in a writing signed by Employee and the Company’s Chief Executive Officer.
24.
Governing Law. This Agreement shall be governed by the laws of the State of California, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” Section of this Agreement shall be governed by the FAA. Employee consents to personal and exclusive jurisdiction and venue in the State of California.
25.
Effective Date. Employee understands that this Agreement shall be null and void if not executed by Employee within forty-five (45) days. Each Party has seven (7) days after that Party signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Employee signed this Agreement, so long as it has been signed by the Parties and has not been revoked by either Party before that date (the “Effective Date”).
26.
Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

27.
Voluntary Execution of Agreement. Employee understands and agrees that Employee executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Employee’s claims against the Company and any of the other Releasees. Employee acknowledges that:

(a) Employee has read this Agreement;

(b) Employee has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Employee’s own choice or has elected not to retain an attorney;

(c) Employee understands the terms and consequences of this Agreement and of the releases it contains;

(d) Employee is fully aware of the legal and binding effect of this Agreement; and

(e) Employee has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

Jaume Pons, Ph.D., an individual

Dated: April 16, 2025 /s/ Jaume Pons

Jaume Pons

ALX Oncology Holdings Inc.

Dated: April 16, 2025 By /s/ Jason Lettmann

Jason Lettmann

Chief Executive Officer

EXHIBIT A

DECISIONAL UNIT INFORMATION

[Exhibit A has been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request, however the registrant may request confidential treatment of omitted items.]

Data Sheet by Age

March 4, 2025

EXHIBIT B

[Exhibit B has been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request, however the registrant may request confidential treatment of omitted items.]

Data Sheet by Age

March 4, 2025

EXHIBIT C

[Exhibit C has been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request, however the registrant may request confidential treatment of omitted items.]

SCHEDULE I

EMPLOYEE AWARDS

[Schedule I has been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request, however the registrant may request confidential treatment of omitted items.]